Exhibit 99.1

NII HOLDINGS PROVIDES PRELIMINARY FOURTH

QUARTER AND FULL YEAR 2012 RESULTS AND

2013 OUTLOOK

•	Added approximately 650,000 net subscribers for the full year 2012 and 2,200 for the fourth quarter as Nextel Brazil executes customer improvement plan

•

Generated consolidated operating income before depreciation, amortization and non-cash impairment and restructuring charges (“adjusted OIBDA”) for the full year of between $930 million and $950 million

•	Invested approximately $1.5 billion in capital expenditures for the full year 2012 and $525 million for the fourth quarter

RESTON, Va. – February 5, 2013 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its preliminary consolidated financial results for the fourth quarter and full year 2012. For the fourth quarter, the Company expects to report consolidated operating revenues of approximately $1.5 billion, net subscriber additions of approximately 2,200, and total capital expenditures of approximately $525 million.

For the full year 2012, the Company expects to report approximately 650,000 net subscriber additions, bringing its total year-end subscriber base to approximately 11.4 million, an estimated 6 percent increase over year-end 2011. The Company expects to report full year 2012 consolidated operating revenues of $6.1 billion and adjusted OIBDA of between $930 million and $950 million for the full year. The Company’s adjusted OIBDA excludes the impact of non-cash impairment and restructuring charges, including the $300 million impairment charge related to the Company’s operations in Chile described below. Total capital expenditures for the full year 2012 are expected to be $1.5 billion. The Company expects that it will end the year with $1.6 billion in total cash, cash equivalents and short-term investments and total debt of $4.9 billion, resulting in net debt of $3.3 billion.

“While 2012 was a pivotal year for NII as we made progress in the deployment of our 3G networks and new service offerings, we fell well short of expectations. We intend to get back to delivering results in 2013 that meet expectations through solid execution and have already taken steps to streamline our business operations both at our headquarters and in our markets consistent with that goal,” said Steve Shindler, NII Holdings’ chairman and interim chief executive officer. “We are confident the investments we are making now will enhance our competitive position and create value over the long-term. We recognize the industry challenges facing our business today, and we are taking steps to fortify the Company’s operations to generate long-term growth and profitability.”

As planned, during the fourth quarter, Nextel Brazil took actions to remove certain unprofitable customers from its subscriber base, which resulted in an estimated 292,000 net subscriber loss for its operations during the fourth quarter. The Company believes that the actions have improved the quality of Nextel Brazil’s subscriber base and will position Nextel Brazil to return to subscriber growth starting in the first quarter of 2013. The Company expects to report a slight increase in local currency average (service) revenue per subscriber in Brazil for the fourth quarter compared to the third quarter of 2012. Nextel Brazil also expects to more broadly offer voice and data services on its new 3G network in Sao Paulo by the end of the second quarter of 2013 and in Rio de Janeiro by the end of 2013.

Nextel Mexico is expected to report 41,000 net subscriber additions for the fourth quarter and remains on schedule to extend its 3G network coverage to match its existing iDEN coverage by the end of the third quarter of 2013. The Company expects to report a slight decrease in local currency average (service) revenue per subscriber in Mexico for the fourth quarter compared to the third quarter of 2012.

In 2013, the Company plans to continue to invest in the deployment of its 3G networks with a particular focus on building those networks and improving results in its core markets of Mexico and Brazil. The Company also announced that it is continuing to support its operations in Peru, Chile and Argentina, while also exploring strategic options for these markets, such as partnerships, service arrangements and asset sales to maximize the value of those businesses and generate additional liquidity. Due in part to this change in focus and in connection with the preparation of the fourth quarter 2012 financial statements, the Company expects to recognize a non-cash asset impairment charge of approximately $300 million related to the Company’s operations in Chile. The impact of this non-cash charge is excluded from the Company’s 2012 adjusted OIBDA results.

The Company is also in the process of pursuing a sale and leaseback of an aggregate of up to 4,500 telecommunication towers that it owns in Brazil and Mexico through a competitive bidding process. The Company is currently evaluating offers from a number of interested parties and expects to be in a position to complete these transactions during the course of 2013. However, there can be no assurance as to if, or when, any such transaction will occur or the amount of proceeds, if any, that it may raise.

In 2013, the Company will continue to invest in expanding the coverage of its new 3G platforms that will enable us to provide a broader range of products and services, significantly expand its addressable markets to include high value individual subscribers to complement its current corporate customer base, and to improve its overall competitive position in its core markets. During the year, the Company plans to provide voice and data services on its 3G network in Sao Paulo and Rio de Janeiro, and complete network coverage in key markets in Mexico to establish network coverage parity with the Company’s iDEN network. As a result of these efforts, the Company expects additional year-over-year expenses relating to the deployment and operation of its 3G networks. While these additional expenses will put negative pressure on the Company’s expected adjusted OIBDA, the Company expects these investments will position it to drive subscriber growth and profitability in future years.

Taking into consideration the plans to focus on its core markets and its 3G deployment plans for 2013, the Company issued the following consolidated outlook for 2013. This outlook is based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by us, when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties, and are necessarily speculative in nature. The actual results that the Company will achieve for 2013 could vary materially from those in this outlook.

•	Consolidated adjusted OIBDA in the range of $600 million to $650 million;

•	Consolidated revenues in the range of $5.7 billion to $5.9 billion;

•	Mid-single digit growth rate for consolidated subscriber base; and

•	Total capital expenditures of approximately $1 billion, which represents a reduction in capital expenditures of approximately one-third relative to the prior year.

Consistent with the definition of adjusted OIBDA, which excludes the impact of restructuring costs and non-cash asset impairment charges, the Company’s adjusted OIBDA guidance for 2013 does not reflect the impact of non-cash asset impairment or restructuring charges that may be incurred in 2013. In January 2013, the Company began evaluating the feasibility of discontinuing the broader use of software previously developed for use in multiple markets, and the possibility of restricting its ongoing use to one of the Company’s markets. The Company’s ultimate decision regarding the use of this software could result in a non-cash impairment charge of up to $85 million. The Company’s 2013 adjusted OIBDA guidance does not take into account the impact of this potential non-cash charge, as well as other potential non-cash charges that could be required in 2013.

The Company expects that its negative 2013 operational free cash flow, defined as adjusted OIBDA less capital expenditures, will improve by about $200 million compared to 2012. It is the Company’s goal to improve operational free cash flow to reach breakeven, on a quarterly basis, towards the end of 2014. The Company’s 2013 outlook is based on a number of key assumptions. Actual results could differ materially if any of these assumptions prove inaccurate. In addition, the Company’s results could be materially and adversely affected by any of the risks set forth in the “Risk Factors” included as an exhibit to the Company’s Current Report on Form 8-K dated February 5, 2013.

“We are taking an aggressive approach to complete our 3G network deployments, streamline our vendor relationships, improve our cost structure, and prioritize investments in our core markets. While we expect the increase in our 3G related operating expenses to result in a decline in our adjusted OIBDA for 2013 as we deploy our new networks, we believe that these investments are critical as we position the Company to be competitive for the long-term and to drive profitable growth in the future,” added Shindler.

The Company plans to release its fourth quarter and year end 2012 results on Thursday, February 28, 2013.

The preliminary financial and operating results and estimates set forth above reflect the most current information available to and best judgment of the Company’s management. These preliminary results and estimates are subject to the finalization of the Company’s quarterly and annual financial and accounting procedures and should not be viewed as a substitute for full interim or annual financial statements prepared in accordance with GAAP and reviewed by the Company’s auditors. In addition, the preliminary results and estimates involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth above and from past results, performance and achievements. Consequently, there can be no assurances that the actual financial and operating results for the fourth quarter and full year 2012 will be identical to the preliminary results or within the range of estimates set forth above, and any variation may be material. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The outlook for 2013 included in this press release has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the prospective financial information contained herein and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance on such information or its achievability. PricewaterhouseCoopers LLP assumes no responsibility for and denies any association with the prospective financial information and any other information derived therefrom included elsewhere in this press release.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings is a Fortune 500 and Barron’s 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The Company trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holdings’ news room for news and to access our markets’ news centers: nii.com/newsroom.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2013. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings’ Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.

1875 Explorer Street, Suite 1000

Reston, VA. 20190

(703) 390-5100

www.nii.com

Investor Relations: Tim Perrott

(703) 390-5113

tim.perrott@nii.com

Media Relations: Claudia Restrepo

(786) 251-7020

claudia.restrepo@nii.com

NON-GAAP RECONCILIATIONS

(Unaudited)

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. We include the cash in long-term investments to the items subtracted from total debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Our preliminary net debt as of December 31, 2012 can be calculated as follows (in millions):

Total debt	$4,900.0
Add: debt discounts	25.0
Less: cash and cash equivalents	1,400.0
Less: short-term investments	200.0

Net debt	$3,325.0

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments and severance and contract termination costs associated with publicly announced restructuring plans. During the fourth quarter of 2012, we converted our consolidated OIBDA metric to a consolidated adjusted OIBDA metric to better align this metric with our business objectives. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Our preliminary consolidated OIBDA for the year ending December 31, 2012, preliminary expected consolidated adjusted OIBDA range for the year ending December 31, 2012 and adjusted OIBDA guidance range for the year ended December 31, 2013 can be reconciled to our preliminary expected consolidated statements of operations as follows (in millions):

	Prior OIBDA Guidance Year Ending 12/31/2012	Preliminary Adjusted OIBDA Range Year Ending 12/31/2012	Adjusted OIBDA Guidance Range (1) Year Ending 12/31/2013
Operating income (loss) (2)	$150	$(125) - (105)	$(200) - (175)
Depreciation	700	675	750 - 765
Amortization	50	50	50 - 60

Operating income before depreciation and amortization	900	600 - 620	600 - 650
Chile non-cash asset impairment charge	—	300	—
Other non-cash asset impairment charges	23	23	—
Restructuring charges	—	7	—

Adjusted operating income before depreciation and amortization	$923	$930 - 950	$600 - 650

(1)	Does not take into account the impact of the potential impairment of certain information systems that we have decided in 2013 to repurpose or no longer use in certain of our operations, as well as other potential non-cash charges that could be required in 2013.
(2)	Includes the impact of non-cash equity compensation expense of approximately $50 million for 2012 and approximately $40 million for 2013.

Operational Free Cash Flow

Consolidated operational free cash flow, represents consolidated adjusted OIBDA less consolidated capital expenditures. Operational free cash flow is not a measurement under accounting principles generally accepted in the United States, may not be similar to operational free cash flow measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that operational free cash flow provides useful information to investors because it represents the cash that we are able to generate after expanding and maintaining our asset base. Operational free cash flow can be reconciled to our estimated consolidated statements of operations as follows (in millions):

	Year Ending 12/31/2012	Year Ending 12/31/2013
Consolidated adjusted operating income before depreciation and amortization	$930 - 950	$600 - 650
Less: consolidated capital expenditures	1,500	1,000

Consolidated free cash flow	$(570) - (550)	$(400) - (350)